EXHIBIT 99.1

 For Further Information Contact:

 Steve Khoshabe, President & Chief Executive Officer, United Financial Mortgage Corp., 815 Commerce Drive, Suite 100, Oak Brook, IL 60523,
 (630) 571-7222, Fax: (630) 571-2623, sk@ufmc.com

 Dave Gentry, Aurelius Consulting Group, Inc., Maitland City Plaza, 225 S. Swoope Avenue, Suite 214, Maitland, FL 32751,
 (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com


 FOR IMMEDIATE RELEASE:

       United Financial Mortgage Corp. Enters Title Insurance Market

       Company Enters into Affiliated Business Arrangement with
       Troon Management Corp.

 Oak Brook, IL, February 17, 2004  -- United Financial Mortgage Corp. (Amex:
 UFM or the "Company") announced today that they have entered into a joint venture with Troon Management Corp. ("Troon") to establish a newly formed title insurance agency, First Family Title, LLC ("First Family Title"). First Family Title will be based in Bensenville, Illinois and is expected to be open for business in approximately 60 days.

 At this time, First Family Title will only be offering its services in Illinois. Both the Company and Troon are excited about the prospects of expanding this business line into other states where UFM currently has branch offices. Based in Hatboro, Pennsylvania, Troon has over 40 years of title insurance experience and presently manages multiple operations in six states. Troon's President, Anne L. Anastasi, C.L.T.P., is past president of the Pennsylvania Land Title Association and the first female ever elected to that position.

 Commenting on the joint venture with UFM, Ms. Anastasi said: "I look forward to helping United Financial Mortgage grow their market share in the multi-billion dollar title insurance industry. Their resources combined with our extensive experience in managing and operating successful title insurance operations will provide not only UFM's customers, but other customers as well, with a competitive, cost-effective choice for their real estate settlement and title insurance needs. This is an exciting opportunity for UFM."

 Steve Khoshabe, President and Chief Executive Officer of UFM, stated, "Having us involved with a title agency is an obvious and natural progression for our business. Troon Management provides us with an experienced and competent title insurance management team. We look forward to this new venture as it is yet another step toward diversifying our revenue stream."


 About United Financial Mortgage Corp.

 United Financial Mortgage Corp., is an independent originator and servicer of residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 36 offices in 12 states. For additional information, please visit the Company's web site at www.ufmc.com.

 This press release contains, and future oral and written statements may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company's business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. The forward-looking statements are subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, changes in demand for mortgage loans due to fluctuations in the real estate market, interest rates or the market in which the Company sells its mortgage loan; the negative impact of economic slowdowns or recessions; and other risks disclosed from time to time in the Company's SEC reports and filings.